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                                                                    EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

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                                                  |PRICEWATERHOUSECOOPERS LLP
                                                  |CHARTERED ACCOUNTANTS
                                                  |5700 Yonge Street
                                                  |Suite 1900
May 30, 2000                                      |North York Ontario
                                                  |Canada M2M 4K7
                                                  |Telephone +1 (416) 218 1500
                                                  |Facsimile +1 (416) 218-1499
                                                  |Direct Tel. +1 (416) 218-1432
                                                  |Direct Fax +1 (416) 218-1499


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Visible Genetics Inc. (the "Company") dated May 31, 2000, of our report dated February 18, 2000 relating to our audit of the Company's consolidated balance sheets as at December 31, 1999 and 1998 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 1999, 1998 and 1997, which report is included in the Company's Annual Report on Form 20-F/A-1 dated March 13, 2000, and to the reference in the Registration Statement to our firm under the heading "Experts."



/s/ PricewaterhouseCoopers LLP
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Chartered Accountants